     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1998

                                                      REGISTRATION NO. 333-50333
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3


                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                               BEBE STORES, INC.

             (Exact name of Registrant as specified in its charter)
                            ------------------------

          CALIFORNIA                         5621                  94-2450490
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                    Classification Number)       Identification
incorporation or organization)                                        No.)

                            ------------------------

                  380 VALLEY DRIVE BRISBANE, CALIFORNIA 94005
                                 (415) 715-3900

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                            ------------------------

                                 MANNY MASHOUF
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               BEBE STORES, INC.
                                380 VALLEY DRIVE
                           BRISBANE, CALIFORNIA 94005
                                 (415) 715-3900

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

          ERIC J. LAPP, ESQ.                       ALAN K. AUSTIN, ESQ.
          JOHN M. FOGG, ESQ.                     SUSAN L. STAPLETON, ESQ.
     LILLIEMAE I. STEPHENS, ESQ.                  JAMES C. CREIGH, ESQ.
   Gray Cary Ware & Freidenrich LLP          Wilson Sonsini Goodrich & Rosati
         400 Hamilton Avenue                     Professional Corporation
   Palo Alto, California 94301-1825                 650 Page Mill Road
            (650) 328-6561                   Palo Alto, California 94304-1050
                                                      (650) 493-9300

                            ------------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS
      PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------
    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    The sole purpose of this Amendment No. 3 is to file a revised Exhibit No.
10.5. Retail Store License Agreement between the Registrant and Bebe Moda S.A. de C.V., a Mexican company, effective as of April 1, 1998. No changes have been made to the text of the Registration Statement other than Item 16 of Part II.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses, other than the underwriting discounts and commissions payable by the Registrant in connection with the sale of the Common Stock being registered. The Company is paying all of the expenses incurred on behalf of the Selling Shareholder (other than underwriting discounts and commissions). All amounts shown are estimates except for the registration fee and the NASD filing fee.

                                                                           AMOUNT TO
                                                                            BE PAID
                                                                          -----------
SEC Registration Fee....................................................   $  11,026
NASD Filing Fee.........................................................       4,238
Nasdaq National Market Application Fee..................................      27,795
Printing and Engraving Expenses.........................................     100,000
Legal Fees and Expenses.................................................     200,000
Accounting Fees and Expenses............................................     300,000
Transfer Agent and Registrar Fees.......................................       2,500
Miscellaneous Expenses..................................................      54,441
                                                                          -----------
  Total.................................................................   $ 700,000
                                                                          -----------
                                                                          -----------

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    The California Corporations Code provides for the indemnification of directors, officers, employees and agents of the corporation under certain circumstances set forth in section 317. Section 317 permits a corporation to indemnify its agents, typically directors and officers, for expenses incurred or settlements or judgments paid in connection with certain legal proceedings. Only those legal proceedings arising out of such persons' actions as agents of the corporation may be grounds for indemnification.

    Whether or not indemnification may be paid in a particular case depends upon whether the agent wins, loses or settles the suit and upon whether a third party or the corporation itself is the plaintiff. The section provides for mandatory indemnification, no matter who the plaintiff is, when an agent is successful on the merits of a suit. In all other cases, indemnification is permissive.

    If the agent loses or settles a suit brought by a third party, he or she may be indemnified for expenses incurred and settlements or judgments paid. Such indemnification may be authorized upon finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation.

    If the agent loses or settles a suit brought by or on behalf of the corporation, his or her right to indemnification is more limited. If he or she is adjudged to be liable to the corporation, the court in which such proceeding was held must determine whether it would be fair and reasonable to indemnify him or her for expenses which such court shall determine. If the agent settles such a suit with court approval, he or she may be indemnified for expenses incurred upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation and, in addition, that he or she acted with the care, including reasonable inquiry of an ordinarily prudent person.

    The indemnification discussed above may be authorized by a majority vote of the disinterested directors or shareholders (the person to be indemnified is excluded from voting his or her shares) or the court in which the proceeding was brought. The corporation's Board of Directors makes all decisions regarding the indemnification of its officers and directors on a case-by-case basis.

    Any provision in the corporation's Articles of Incorporation or Bylaws contained in a shareholder or director resolution that indemnifies its officers or directors must be consistent with section 317. Moreover, such a provision may prohibit permissive, but not mandatory, indemnification as described above. Lastly, a corporation has the power to purchase indemnity insurance for its agents even if it would not have the power to indemnify them.

    The Registrant's Amended and Restated Articles of Incorporation authorize the Board of Directors to provide indemnification of its agents through bylaw provisions or indemnification agreements, or both, in excess of the indemnification otherwise permitted by section 317, subject to the limits on such excess indemnification set forth in section 204 of the California Corporations Code.

    The Registrant has entered into agreements to indemnify its directors and officers. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other Registrant or enterprise to which the person provides services at the request of the Registrant.

    Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable. See also related undertakings in Item 17 below.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    In June 1997 and December 1997, the Registrant issued to its directors and employees options to purchase an aggregate of 1,913,080 shares of Common Stock, at exercise prices ranging from $1.77 to $5.65 per share, pursuant to the Registrant's 1997 Stock Plan. The granting of these stock options did not require registration under the Securities Act, as amended (the "Securities Act"), or an exemption therefrom, insofar as such grants did not involve a "sale" of securities as such term is used in Section 2(3) of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits.


   EXHIBIT
    NUMBER                                           DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
      1.1*   Form of Underwriting Agreement.
      3.1*   Amended and Restated Articles of Incorporation of the Registrant.
      3.2*   Certificate of Correction of the Amended and Restated Articles of Incorporation of the Registrant.
      3.3*   Bylaws of the Registrant.
      4.1*   Specimen certificate representing the Common Stock (in standard printer form, not provided).
      5.1*   Opinion of Gray Cary Ware & Freidenrich LLP.
     10.1*   1997 Stock Plan.
     10.2*   1998 Employee Stock Purchase Plan.
     10.3*   Form of Indemnification Agreement.
     10.4*   Standard Industrial/Commercial-Tenant Lease-Net dated August 8, 1994 between the Registrant and
               California State Teachers' Retirement System, as amended (lease for corporate headquarters and distribution center in Brisbane, California).
     10.5+   Retail Store License Agreement between the Registrant and Bebe Moda S.A. de C.V., a Mexican company, effective as of April 1, 1998.
     11.1*   Statement of Computation of Net Earnings Per Share.
     16.1*   Letter from Wilson, McCall & Daoro dated April 10, 1998 regarding change in certifying accountants.
     16.2*   Letter from Wilson, McCall & Daoro dated May 28, 1998 regarding change in certifying accountants.
     23.1*   Independent Auditors' Consent and Report on Schedule.
     23.2*   Consent of Gray Cary Ware & Freidenrich LLP (see Exhibit 5.1).
     24.1*   Power of Attorney.
     27.1*   Financial Data Schedule (EDGAR filed version only).


------------

 *  Previously filed.

 +  Confidential treatment has been requested.

    (b) Financial Statement Schedules.

    Schedule II--Valuation and Qualifying Accounts

    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

    Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offerings of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on the 11th day of June, 1998.


                                BEBE STORES, INC.

                                By:             /s/ BLAIR W. LAMBERT
                                     -----------------------------------------
                                                  Blair W. Lambert
                                         VICE PRESIDENT, FINANCE AND CHIEF
                                     FINANCIAL OFFICER (PRINCIPAL FINANCIAL AND
                                                ACCOUNTING OFFICER)


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------
                                President, Chief Executive
        Manny Mashouf*            Officer and Chairman of
------------------------------    the Board (Principal         June 11, 1998
        Manny Mashouf             Executive Officer)

                                Vice President, Finance
     /s/ BLAIR W. LAMBERT         and Chief Financial
------------------------------    Officer (Principal           June 11, 1998
       Blair W. Lambert           Financial and Accounting
                                  Officer)

        Neda Mashouf*
------------------------------  Director                       June 11, 1998
         Neda Mashouf

        Barbara Bass*
------------------------------  Director                       June 11, 1998
         Barbara Bass

      Corrado Federico*
------------------------------  Director                       June 11, 1998
       Corrado Federico

       Philip Schlein*
------------------------------  Director                       June 11, 1998
        Philip Schlein


*By:                /s/ BLAIR W. LAMBERT
           --------------------------------------
                      Blair W. Lambert
                      ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


   EXHIBIT
    NUMBER                                     DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------
      1.1*   Form of Underwriting Agreement.

      3.1*   Amended and Restated Articles of Incorporation of the Registrant.

      3.2*   Certificate of Correction of the Amended and Restated Articles of Incorporation of the
               Registrant.

      3.3*   Bylaws of the Registrant.

      4.1*   Specimen certificate representing the Common Stock (in standard printer form, not provided).

      5.1*   Opinion of Gray Cary Ware & Freidenrich LLP.

     10.1*   1997 Stock Plan.

     10.2*   1998 Employee Stock Purchase Plan.

     10.3*   Form of Indemnification Agreement.

     10.4*   Standard Industrial/Commercial-Tenant Lease-Net dated August 8, 1994 between the Registrant and California State Teachers' Retirement System, as amended (lease for corporate headquarters and distribution center in Brisbane, California).

     10.5+   Retail Store License Agreement between the Registrant and Bebe Moda S.A. de C.V., a Mexican company, effective as of April 1, 1998.

     11.1*   Statement of Computation of Net Earnings Per Share.

     16.1*   Letter from Wilson, McCall & Daoro dated April 10, 1998 regarding change in certifying accountants.

     16.2*   Letter from Wilson, McCall & Daoro dated May 28, 1998 regarding change in certifying accountants.

     23.1*   Independent Auditors' Consent and Report on Schedule.

     23.2*   Consent of Gray Cary Ware & Freidenrich LLP (see Exhibit 5.1).

     24.1*   Power of Attorney.

     27.1*   Financial Data Schedule (EDGAR filed version only).


------------

*   Previously filed.

+   Confidential treatment has been requested.